UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 10, 2010, Talecris Biotherapeutics Holdings Corp. (the “Corporation”) issued a press release announcing that its Board of Directors has established March 11, 2010 as the record date for determining stockholders entitled to vote at the 2010 Annual Meeting of Stockholders of the Corporation. The 2010 annual meeting will be held on April 20, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Additionally, the Corporation issued a second press release on February 10, 2010, announcing that it will release its fourth quarter and full year 2009 financial results on February 23, 2010, after the stock market closes, and will host a conference call at 8:30 AM Eastern Time on February 24, 2010.  A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

The information in this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated February 10, 2010
99.2	Press Release dated February 10, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS
HOLDINGS CORP.

	By:	/s/ John F. Gaither Jr.
Name: John F. Gaither, Jr.
Title: General Counsel

Date: February 11, 2010

EXHIBIT INDEX

No.	Description

99.1	Press Release dated February 10, 2010
99.2	Press Release dated February 10, 2010